ESCROW AGREEMENT
          THIS AGREEMENT is dated for reference as of the 11th day of July, 1996 and made
AMONG:
MONTREAL  TRUST  COMPANY  OF CANADA, of 510 Burrard Street, Vancouver, B.C., V6C
3B9
(the  "Escrow  Agent")
AND:
CARTA RESOURCES LTD., a British Columbia company, having its registered and records office at Suite 1700, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6;
(the  "Issuer")
AND:
EACH  SHAREHOLDER,  as  defined  in  this  Agreement;
(collectively,  the  "Parties").
WHEREAS:
A.          The  Shareholder  has  acquired or is about to acquire shares of the
Issuer;
B.          The Escrow Agent has agreed to act as escrow agent in respect of the
shares  upon  the  acquisition     of  the  shares  by  the  Shareholder;
          NOW THEREFORE in consideration of the covenants contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:
1.          INTERPRETATION
1.1          In  this  agreement:
(a) "Acknowledgement" means the acknowledgement and agreement to be bound in the form attached as Schedule "A" to this agreement;
(b)     "Act"  means  the  Securities  Act,  S.B.C.  1985,  c.  83;
(c)     "Exchange"  means  the  Vancouver  Stock  Exchange;

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(d)     "Local  Policy  Statement 3-07" means the Local Policy Statement 3-07 of the  Executive Director in effect as of the date of reference of this agreement;
(e) "Shareholder" means a holder of shares of the Issuer who executes this agreement or an Acknowledgement;
(f) "Shares" means the shares of the Shareholder described in Schedule "B" to this agreement, as amended from time to time in accordance with section 9; and
(g) "Executive Director" means the Executive Director appointed under the Act.
2.          PLACEMENT  OF  SHARES  IN  ESCROW
2.1 The Shareholder places the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.
3.          VOTING  OF  SHARES  IN  ESCROW
3.1 Except as provided by section 4.1(a), the Shareholder may exercise all voting rights attached to the Shares.
4.          WAIVER  OF  SHAREHOLDER'S  RIGHTS
4.1          The  Shareholder  waives  the  rights  attached  to  the  Shares
(a)     to  vote  the  Shares  on  a  resolution  to  cancel  any of the Shares,
(b)     to  receive  dividends,  and
(c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.
5.          ABSTENTION  FROM  VOTING  AS  A  DIRECTOR
5.1 A Shareholder that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Shares.
6.          TRANSFER  WITHIN  ESCROW
6.1 The Shareholder shall not transfer any of the Shares except in accordance with Local Policy Statement 3-07 and with the consent of the Executive Director or the Exchange.
6.2 The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received
(a) a copy of an Acknowledgement executed by the person to whom the Shares are to be transferred, and
(b) a letter from the Executive Director or the Exchange consenting to the transfer.

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6.3          Upon  the  death  or  bankruptcy of a Shareholder, the Escrow Agent shall hold the Shares subject to this agreement for the person that is legally entitled to become the registered owner of the Shares.
6.4 It is understood and acknowledged that the transfer of any of the Shares within escrow may only be effected with the consent of the Executive
Director or Exchange and may only be made to persons who fall within the definition of "principal" contained in Section 4.1 of Local Policy #3-07 of the Executive Director or other persons acceptable to the Executive Director or the Exchange. The parties agree that a Shareholder who ceases to be a principal, dies or becomes bankrupt shall retain any performance shares then held by such Shareholder and is not obligated to transfer or surrender to the Company or any other person for cancellation, consideration or otherwise, the performance shares held by such Shareholder.
7.          RELEASE  FROM  ESCROW
7.1 The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection 7.2 or surrendered for cancellation pursuant to section 8.
7.2 The Escrow Agent shall not release the Shares from escrow unless the Escrow Agent has received a letter from the Executive Director or the Exchange consenting to the release.
7.3 The approval of the Executive Director or the Exchange to a release from escrow of any of the Shares shall terminate this agreement only in respect of the Shares so released.
8.          SURRENDER  FOR  CANCELLATION
8.1 The Shareholder shall surrender the Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Shares to the Issuer
(a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Executive Director or the Exchange;
(b) where the Issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years; and
(c) any shares not released from the escrow hereby created before the expiration of five years from the date the Exchange accepts this agreement for filing shall be surrendered by the shareholder for cancellation forthwith and the Company and the Escrow Agent hereby agree to take all such actions as may be necessary to expeditiously effect such cancellation.
9.          AMENDMENT  OF  AGREEMENT
9.1 Subject to subsection 9.2, this agreement may be amended only by a written agreement among the Parties and with the written consent of the Executive Director or the Exchange.

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9.2          Schedule  "B"  to  this  agreement  shall  be  amended  upon
(a)     a  transfer  of  Shares  pursuant  to  section  6,
(b)     a  release  of  Shares  from  escrow  pursuant  to  section  7,  or
(c) a surrender of Shares for cancellation pursuant to section 8, and the Escrow Agent shall note the amendment on the Schedule 'B" in its possession.
10.          INDEMNIFICATION  OF  ESCROW  AGENT
10.1 The Issuer and the Shareholders, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this agreement.
11.          RESIGNATION  OF  ESCROW  AGENT
11.1 If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.
11.2 If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.
11.3 A notice referred to in subsection 11.1 or 11.2 shall be in writing and delivered to:
(a) the Issuer at Carta Resources Ltd, c/o Page Fraser & Associates, Suite 1100, 1185 West Georgia Street, Vancouver, B.C., V6E 4E6, Attention: L.J. Hogg: or
(b)     the  Escrow  Agent  at  Montreal  Trust  Company  of Canada, 510 Burrard
Street,  Vancouver,  B.C.,  V6C  3B9
and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.
11.4 A copy of a notice referred to in subsection 11.1 or 11.2 shall concurrently be delivered to the Executive Director or the Exchange.
11.5 The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection 11.1 or
11.2 or on such other date as the Escrow Agent and the Issuer may agree upon (the "resignation date").
11.6 The Issuer shall, before the resignation date and with the written consent of the Executive Director or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Shareholders.

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12.          FURTHER  ASSURANCES
12.1 The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this agreement.
13.          TIME
13.          Time  is  of  the  essence  of  this  agreement.
14.          GOVERNING  LAWS
14.1 This agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.
15.          COUNTERPARTS
15.1 This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.
16.          LANGUAGE
16.1 Wherever a singular expression is used in this agreement, that expression is deemed to include the plural or the body corporate where required by the context.
17.          ENUREMENT
17.1 This agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.
          The Parties have executed and delivered this agreement as of the date of reference of this agreement.

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THE  CORPORATE  SEAL OF          )
MONTREAL TRUST COMPANY OF        )
CANADA was hereunto affixed in   )
the  presence  of:               )
                                 )
-------------------------------  )
Authorized  Signatory            )
                                 )
-------------------------------  )
Authorized  Signatory            )     C/S


THE  CORPORATE  SEAL OF          )
CARTA RESOURCES LTD.             )
was hereunto affixed in          )
the  presence  of:               )
                                 )
-------------------------------  )
Authorized  Signatory            )
                                 )
-------------------------------  )
Authorized  Signatory            )     C/S


SIGNED, SEALED AND DELIVERED     )
by JOHN E. CHARLESWORTH in       )
the  presence  of:               )
                                 )
-------------------------------  )
Signature                        )
                                 )
-------------------------------  )
Address                          )
                                 )
-------------------------------  )
Occupation                       )

SIGNED, SEALED AND DELIVERED     )
by THOMAS J. BOYCHUK    in       )
the  presence  of:               )
                                 )
-------------------------------  )
Signature                        )
                                 )
-------------------------------  )
Address                          )
                                 )
-------------------------------  )
Occupation                       )

SIGNED, SEALED AND DELIVERED     )
by H. LEO KING          in       )
the  presence  of:               )
                                 )
-------------------------------  )
Signature                        )
                                 )
-------------------------------  )
Address                          )
                                 )
-------------------------------  )
Occupation                       )

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                        SCHEDULE "A" TO ESCROW AGREEMENT


                                           NAME AND ADDRESS     NUMBER OF SHARES
                                               OF SHAREHOLDER     HELD IN ESCROW
                                                JOHN E. CHARLESWORTH     250,000
                                                   THOMAS J. BOYCHUK     250,000
                                                         H. LEO KING     250,000
                                                              TOTAL:     750,000